UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):           November 4, 2005
McRae Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-8578	56-0706710

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

402 North Main Street, Mt. Gilead, NC	27306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           (910) 439-6147
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 4, 2005, McRae Industries, Inc. (the “Company”) filed an application with the Securities and Exchange Commission (the “SEC”) to voluntarily delist the Company’s Class A and Class B common stock (the “Common Stock”) from trading on the American Stock Exchange (the “AMEX”). Pursuant to Rule 18 of the AMEX, the Company delivered notice to the AMEX of the Company’s intent to delist the Common Stock and a copy of its application to delist filed with the SEC. The Company expects to receive an order from the SEC with respect to its delisting application in December 2005.
As discussed in the proxy statement for the special meeting of stockholders to be held November 17, 2005 to consider the proposed reverse/forward stock split, the Company filed the delisting application to ensure that, should the reverse/forward stock split be implemented, the Company could avoid incurring the expense of preparing a Form 10-Q for the first quarter of the Company’s 2006 fiscal year.
As a result of the Company having filed the delisting application, the Common Stock may be delisted from the AMEX even if the transaction is not implemented and even if the Company’s stockholders do not approve the transaction. However, in such case, the Common Stock would still be registered under the Securities Exchange Act of 1934, the Company would still be required to file periodic reports with the Commission, and the Company would consider what options would be available to it in order to cause the Common Stock to be quoted on an interdealer quotation system such as the Nasdaq Small Cap Market or the OTC Bulletin Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCRAE INDUSTRIES, INC.

Date: November 10, 2005	By:	/s/ Marvin G. Kiser, Sr.

Marvin G. Kiser, Sr. Vice President of Finance